                              Repligen Corporation
                                117 Fourth Avenue
                                Needham, MA 02494


                                                              March 8, 2000


Paramount Capital, Inc.
787 Seventh Avenue
48th Floor
New York, NY 10019
ATTN: David Tanen

         RE: Termination of July 1, 1999 Financial Advisory Agreement,
             AGREEMENT TO PAY TERMINATION FEE, AND MUTUAL RELEASE

Dear Mr. Tanen:

         This letter (1) memorializes the termination of the Financial Advisory Agreement by and between Repligen Corporation (the "COMPANY") and Paramount Capital, Inc., its affiliates, related entities and designees ("PARAMOUNT"), dated July 1, 1999 (the "ADVISORY AGREEMENT"); (2) memorializes the Company's conditional agreement to pay to Paramount a termination fee as set forth in
Section 2 below if, and only if, this letter agreement is executed and returned by Paramount no later than March 8, 2000 and the Company closes the transactions contemplated by the Stock Purchase Agreement dated as of March 7, 2000 by and among the Company and the parties thereto (the "Stock Purchase Agreement"); and
(3) memorializes the general mutual release by and between Paramount and the Company.

         1.       TERMINATION OF THE ADVISORY AGREEMENT.

         Notwithstanding the language in the Advisory Agreement, the parties hereby agree to immediately and completely terminate the Advisory Agreement and all of their rights and obligations thereunder.

         2.       ADVISORY AGREEMENT TO PAY TERMINATION PAYMENT.

         In consideration for the termination of the Advisory Agreement and the execution of this letter agreement, the Company promises to pay Paramount $200,000.00 (the "TERMINATION PAYMENT") by wire transfer or by Company check within one (1) business day after the closing of the transactions contemplated by the Stock Purchase Agreement. The parties acknowledge and agree that the Termination Payment shall be paid in lieu of any other payments which may be due in respect of the Advisory Agreement or otherwise under the Advisory Agreement. The parties further agree that the above promise to pay the Termination Payment constitutes consideration for this letter agreement, and is not reflective of the value of the Advisory Agreement nor of the validity of any claim for payment under the Advisory Agreement.

Paramount Capital, Inc.
March 8, 2000
Page 2

         3.       CONDITIONAL MUTUAL RELEASE.

         Paramount and the Company, in exchange for valuable consideration the receipt of which is hereby acknowledged, for themselves and for any past, present, and future employees, officers, directors, agents, attorneys, shareholders, partners, representatives, affiliates, predecessors, successors, heirs, executors, administrators, and assigns (together the "RELEASORS"), hereby mutually, absolutely, unconditionally, and completely release, remise, and forever discharge each other, as well as their respective past, present, and future employees, officers, directors, agents, attorneys, shareholders, partners, representatives, affiliates, predecessors, successors, heirs, executors, administrators, and assigns (together the "RELEASEES") of and from all debts, demands, actions, causes of action, suits, accounts, convenants, contracts, agreements, torts, damages, and any and all claims, demands, and liabilities whatsoever, of every name and nature, both in law and in equity, whether liquidated or unliquidated, past, present or future, known or unknown, foreseen or unforeseen, which the Releasors now have or have ever had against the Releasees, whether asserted or could have been asserted, or whether related to any claims which were asserted or could have been asserted, by way of claim, counterclaim, or otherwise, regarding amounts due and owing for work performed or any payment or other consideration owed or payable in connection with the Advisory Agreement. This Conditional Mutual Release shall be deemed effective upon the payment by the Company to Paramount of the Termination Payment.

         4.       MISCELLANEOUS.

         (a) This agreement is the entire agreement among Paramount and the Company with respect to the subject matter hereof and supercedes all prior and contemporaneous oral and written agreements and discussions.

         (b) This agreement may be executed in counterparts and shall constitute one agreement binding on Paramount and the Company, notwithstanding that they did not sign the same original or counterpart.

         (c) This agreement is binding upon and shall inure to the benefit of Paramount and the Company, their respective agents, employees, representatives, officers, directors, divisions, subsidiaries, affiliates, assignes, heirs and successors-in-interest.

         (d) If any provision of this agreement is held invalid, the invalidity shall not affect the other provisions which can be given effect without the invalid provisions and to this end the provisions of this agreement are declared severable.

                                      * * *

Paramount Capital, Inc.
March 8, 2000
Page 3


If the foregoing is acceptable to Paramount, please cause this letter to be executed and returned to me as evidence of your agreement to the terms herein as of the date set forth above. Thank you for your attention to this matter.



                                           Very truly yours,

                                       /s/ Walter C. Herlihy
                                           -------------------------------------
                                           Walter C. Herlihy
                                           President and Chief Executive Officer


PARAMOUNT CAPITAL, INC.

/s/ Lindsay A. Rosenwald, M.D.
--------------------------------------------
Name: Lindsay A. Rosenwald, M.D.

Title: Chairman